EXHIBIT 12






                             FORT HOWARD CORPORATION

             DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES
                                  (In thousands)

                                                   For the Years Ended
                                                       December 31,
                                 --------------------------------------------------------
                                 1994         1993         1992         1991         1990
                                 ----         ----         ----         ----         ----
Earnings:
  Loss before taxes........ $(61,016)      $(2,056,432)  $ (69,800)   $ (97,999)   $(119,659)
  Interest expense.........  337,701           342,792     338,374      371,186      422,663
  One-fourth of operating
    lease rental expense...    1,881             1,731       1,632        1,356        1,435
                            --------       -----------    ---------    ---------   ---------

                            $278,566       $(1,711,909)   $ 270,206   $ 274,543    $ 304,439
                            ========       ===========    =========   =========    =========

Fixed Charges:
  Interest expense......... $337,701           342,792    $ 338,374    $ 371,186    $ 422,663
  Capitalized interest.....    4,230             8,369       11,047        5,331        3,503
  One-fourth of operating
    lease rental expense...    1,881             1,731        1,632        1,356        1,435
                            --------       -----------    ---------    ---------    ---------

                            $343,812       $   352,892    $ 351,053    $ 377,873    $ 427,601
                            ========       ===========    =========    =========    =========

Deficiency of Earnings
  Available to Cover
  Fixed Charges (1)........ $(65,246)      $(2,064,801)   $ (80,847)   $(103,330)   $(123,162)
                            ========       ===========    =========    =========    =========

(1) For purposes of these computations, earnings consist of consolidated loss before taxes plus fixed charges (excluding capitalized interest) of both consolidated and unconsolidated subsidiaries. Fixed charges consist of interest on indebtedness (including capitalized interest and amortization of deferred loan costs) plus that portion (deemed to be one-fourth) of operating lease rental expense representative of the interest factor.